                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Toys "R" Us, Inc. to issue $350 million of Equity Security Units and to the incorporation by reference therein of our report dated March 7, 2001, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ---------------------------------------------
                                   Ernst & Young LLP

New York, New York
March 13, 2002